NYSE:SRC Investor Presentation MARCH 2016

NYSE:SRC FORWARD-LOOKING STATEMENTS 2 Statements contained in these slides and any accompanying oral presentation by Spirit Realty Capital, Inc. (“Spirit” or the “Company”) that are not strictly historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, risks related to the relocation of our corporate headquarters to Dallas, Texas, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016

NYSE:SRC TABLE OF CONTENTS 3 Executive Summary Spirit Overview Investment Strategy Portfolio Management Financial Overview Key Take-Aways www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016

EXECUTIVE SUMMARY NYSE:SRC

NYSE:SRC EXECUTIVE SUMMARY 5 Market Leader in the Net Lease Space Proven Management Team Time-Tested Investment Strategy Proactive Portfolio Management Financial Focus Supports Prudent Growth www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016

SPIRIT OVERVIEW NYSE:SRC

NYSE:SRC PREMIER NET LEASE REIT 7www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.  $8.3 billion in real estate investments solely focused on U.S. markets (1)  2,629 properties which are 99% leased to 438 tenants in 49 States and across 28 industries (1)  Proven single-tenant, operationally essential net lease retail investment strategy  Disciplined underwriting and proactive asset management  Experienced and proven management team Retail 87% Industrial 7% Office 6% % OF TOTAL NORMALIZED REVENUES 0% - 1% 1% - 2% 2% - 3% 3% - 4% 4% - 5% >5% Asset Diversification (1) Includes $104 million of commercial mortgage loans receivables secured by 144 real properties.

NYSE:SRC Thomas H. Nolan, Jr. - Chairman & CEO - 30+ years Real Estate Investment and Portfolio Management Experience - Actively Managed over $75 Billion of Real Estate Transactions - Recognized Industry Leader in Portfolio and Risk Management - Led Successful Restructuring of General Growth Properties - Prior President of AEW Partners Private Real Estate Equity Funds EXECUTIVE LEADERSHIP TEAM 8www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 Gregg A. Seibert - Executive Vice President and Chief Investment Officer - 27+ years Real Estate and Net Lease Experience - Executive at FFCA for 7 years prior to sale to GE Capital - Joined Spirit at Inception in 2003 - Invested more than $5 billion since 2003 (excludes Cole II) - Vast Net Lease Network Mark L. Manheimer - Executive Vice President – Asset Management - 15+ years Banking & Real Estate Experience - Joined Spirit in 2012 - Investment management with strong strategic planning expertise - Broad net lease REIT management experience - Previously with Realty Income and Cole Real Estate Investments Phillip D. Joseph, Jr. - Executive Vice President and Chief Financial Officer - 23+ years Real Estate Experience - Over $35 Billion of Public and Private Capital Raised in Global Markets - Capital Markets, FP&A and Stakeholder Engagement Expertise - Finance and Banking Background - Previously Global Treasurer of Prologis

EVOLUTION OF SPIRIT SINCE IPO

Criteria	Sep. 30, 2012 (IPO)	Change	Dec. 31, 2015
Portfolio			
# of Properties	1,105	+1,524	2,629
Top 10 Tenancy [2]	52%	(25%)	27%
% of Revenue from Investment Grade [1]	28%	+11%	39%
% of Revenue from Top Tenant [2]	30%	(21%)	9%
Avg. Remaining Lease Term	11.2 years	(0.5) yrs	10.7 years
Financial			
Enterprise Value	\$3.3Bn	+5.3Bn	\$8.6Bn
Market Capitalization	\$1.2Bn	+3.2Bn	\$4.4Bn
Unencumbered Assets / Gross Assets	3%	+35%	38%
Unsecured Debt / Total Debt	<1%	+25%	26%
Adjusted Debt [4] / Annualized Adjusted EBITDA [3]	7.3x	(0.4x)	6.9x

(1) Based on Gross Investment from tenants with actual or implied credit ratings of BBB- or higher. Implied credit ratings determined using Moody's KMV licensed software.
(2) Based on Normalized Revenues.
(3) Annualized Adjusted EBITDA represents the last quarter in the period EBITDA, times 4 to annualize, adjusted to exclude impairments, realized gains and losses and other non-recurring items.
(4) Adjusted Debt represents principal balance of outstanding debt, adjusted to deduct cash and cash equivalents and cash collateral deposits retained by lenders.

www.spiritrealty.com
INVESTOR PRESENTATION | MARCH 2016
All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.
9

NYSE:SRC HIGH-QUALITY AND DIVERSE PORTFOLIO WWW.SPIRITREALTY.COM 10INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Top 10 Tenants (1) Properties Normalized Revenues 139 9.1% 63 3.3% 108 2.9% 199 2.2% 84 1.9% Top 5 Total 593 19.4% 6 1.8% 37 1.5% 13 1.3% 8 1.3% 13 1.2% Top 10 Total 670 26.5% Weighted Average Remaining Lease Term Weighted Average Unit Level Rent Coverage (2) 10.7 years 2.9x Unit Level Rent Coverage (2) Spirit Portfolio Properties (3) Occupancy States Tenants Industries 2,629 98.6% 49 438 28Spirit’s Top 10 Tenants Weighted Average Remaining Lease Term Weighted Average Unit Level Rent Coverage 11.4 years 2.5x 2.6x 2.7x 2.7x 2.8x 2.9x 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 1Q-13 2Q-13 3Q-13 4Q-13 1Q-14 2Q-14 3Q-14 4Q-14 1Q-15 2Q-15 3Q-15 4Q-15 (1) Tenant concentrations are measured by the legal entities ultimately responsible for obligations under lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above. (2) Unit Level Rent Coverage is derived from most recent data of tenants who provide unit level financial reporting representing approximately 57% of our rental revenues as of 12/31/15. Spirit does not independently verify financial information provided by its tenants. (3) Includes $104 million of commercial loan receivables secured by 144 properties or other related assets.

INVESTMENT STRATEGY NYSE:SRC

NYSE:SRC DISCIPLINED INVESTMENT STRATEGY 12www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Real Estate Evaluate and monitor value by assessing if new acquisition rents and purchase price are at or below market rent and replacement cost. Focus on operationally essential real estate, which minimizes tenant’s decision to relocate from “profitable” locations especially if replacement cost and rent increases significantly. Industry Expertise Evaluate past performances to understand future industry trends and utilize our time-tested strategy and expertise of understanding the risk profiles of each sector. Unit-Level Profitability Property-level cash flows are the primary source of repayment and a key measure of risk, both in terms of default probability and long-term real estate value. If units are profitable, the likelihood of default or relocation is minimized. Corporate Credit Perform credit reviews to evaluate financial flexibility and capacity to service lease. Master lease structures enhance credit profile. Spirit’s bottom-up approach to underwriting has remained consistent, while our focus has become refined based on time-tested strategy

NYSE:SRC INVESTMENT FUNDAMENTALS CORE TO STRATEGY 13www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Strong investment fundamentals underpin long-term stability and security of cash flows Investment Strategy Long-term Triple- Net Leases “Operationally Essential” Real Estate Strong Credit Metrics Portfolio Diversity Underpinned by Real Estate Collateral Long-term contractual cash flows; tenant responsible for taxes, insurance, repair and maintenance costs Essential to the tenant’s generation of sales and profits and difficult to move from "profitable" locations especially if replacement cost and rent increases significantly Investment process involves credit analysis of property- level and tenant metrics Diversity of the portfolio reduces the risks associated with adverse economic events affecting a particular tenant, state or industry Real estate collateral provides protection in the event of a default

NYSE:SRC TARGET INVESTMENT CRITERIA 14www.spiritrealty.com Speculative Equivalent Non- Investment Grade Investment Grade Small Companies   Regional Companies <50 locations $10M - $100M in Annual Sales Middle Market Companies   Regional & National Companies 50 – 500 locations $100M - $2B in Annual Sales Large Companies National Companies >500 Locations $2B+ Annual Sales ≤ CCC+ B- to BB+ ≥ BBB- Key Investment Criteria Range Average (since 2011)  Unit Level Coverage 2.00x to 3.00x 2.60x  Lease Structure Master Lease or Spirit Form Lease 70%  Rent Escalations 1.25% to 2.00% Annually 1.58% Annually  Investment Size $5 to $30 million $12 million INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Primary Target Situational / Opportunistic Outside of Investment Criteria Our corporate credit underwriting targets small and middle market tenants, affording greater negotiating power with respect to: ─ Pricing ─ Long lease terms predominantly under Master Leases ─ Annual escalations ─ Property level financial reporting

NYSE:SRC LONG-TERM, STABLE CASH FLOWS 15www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.  Seek to enter into sale-leaseback transactions typically with non-cancelable initial terms of 15 to 20 years with attractive rent escalation provisions  Seek to enter into master leases on an “all or none” basis  Master lease revenues contributed approximately 46% of our Normalized Rental Revenue in Q4 2015  Single lease payment  Prevents a tenant from “cherry picking” performing locations while vacating underperforming locations  Enhanced by personal guarantees when appropriate Lease Type (based on Normalized Rental Revenue) Transaction Type SLB 78% Other 22% Master Lease 46% Single Lease 54%

PORTFOLIO MANAGEMENT NYSE:SRC

PROACTIVE PORTFOLIO MANAGEMENT

Management of Credit Risks

	Probability of Default / Lease Expiration	x	Probability of Termination Given Default / Expiration	x	Expected Loss on Re-let / Sale	=	Average 1-Year Expected Rental Loss
Measure	Corporate Performance		Unit Performance		Expected Loss		
Metric	Corporate EDF (1)		Unit FCCR (2)		Comp Sales/Leases		

Risk Rating	Avg 1-Yr Expected Rental Loss Range	
1	0.0%	0.1%
2	0.1%	0.5%
3	0.5%	5.0%
4	5.0%	10.0%
5	10.0%	15.0%
6	15.0%	

- Spirit categorizes the risk of repayment of each tenant into three buckets
- The probability of default is driven by the Expected Default Frequency (EDF) based on a tenant's corporate financials
  - EDF is calculated by Moody's software to provide a "shadow rating" when actual ratings are unavailable
- The probability of termination after default/ expiration is based on the unit profitability as measured by the unit FCCR
  - Approximately 63.8% of our portfolio require the tenant to provide property-level profit & loss statements
  - Roughly half of non-reporting tenants are investment grade
- All tenants are stratified on a scale from 1-6 and tenants rated 4, 5, and 6 are placed on the Credit Watch List and discussed in the weekly Credit Watch List meeting until the risk is mitigated

(1) EDF is calculated through use of Moody's software based on the tenant's corporate financials and estimates the probability of default/unrecovered lease expiration.
(2) Derived from tenants who provide unit level financial reporting, which represents approximately 57% of our rental revenues as of 12/31/15. Spirit does not independently verify tenant financial information.

www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 17
All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.

NYSE:SRC STRONG NATIONAL GEOGRAPHIC DIVERSITY WWW.SPIRITREALTY.COM 18INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. % OF TOTAL NORMALIZED REVENUES 0% - 1% 1% - 2% 2% - 3% 3% - 4% 4% - 5% >5% State % of Normalized Rental Revenue Texas 11.6% Illinois 6.3% California 5.9% Georgia 5.8% Ohio 5.0% Florida 4.7% Wisconsin 4.2% Tennessee 3.2% Minnesota 2.8% Missouri 2.8% North Carolina 2.7% Indiana 2.6% Michigan 2.6% Virginia 2.5% South Carolina 2.5% Alabama 2.4% Arizona 2.2% Pennsylvania 2.0% Colorado 1.9% New York 1.8% Kansas 1.7% New Mexico 1.6% Kentucky 1.4% Nevada 1.4% Washington 1.3% State % of Normalized Rental Revenue Oregon 1.3% Oklahoma 1.3% Massachusetts 1.2% Iowa 1.1% Nebraska 1.0% Arkansas 1.0% Mississippi 1.0% Utah 0.9% Louisiana 0.9% Idaho 0.9% New Hampshire 0.8% Maryland 0.8% Montana 0.8% New Jersey 0.7% West Virginia 0.7% South Dakota 0.7% North Dakota 0.5% Connecticut 0.4% Maine 0.4% Wyoming 0.3% Rhode Island 0.2% Delaware 0.1% Vermont 0.1% Alaska * Hawaii -- * Less than 0.1%

NYSE:SRC STRONG TENANT INDUSTRY DIVERSITY WWW.SPIRITREALTY.COM 19INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Industry Number of Properties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 179 10,643 11.4% Restaurants - Casual Dining 367 2,339 9.7% Restaurants - Quick Service 552 1,231 7.2% Convenience Stores 250 863 6.5% Movie Theatres 49 2,430 6.4% Grocery 69 3,267 6.0% Drug Stores / Pharmacies 125 1,637 6.0% Building Materials 171 5,634 5.5% Medical / Other Office 111 1,228 4.0% Sporting Goods 25 3,894 3.7% Health and Fitness 35 1,425 3.5% Automotive Parts and Service 151 1,043 3.0% Home Furnishings 32 1,914 2.7% Education 48 879 2.7% Apparel 13 2,184 2.5% Entertainment 19 948 2.4% Automotive Dealers 25 715 2.2% Home Improvement 12 1,487 2.0% Consumer Electronics 13 981 1.5% Specialty Retail 22 735 1.5% Distribution 12 935 1.5% Manufacturing 18 2,467 1.3% Dollar Stores 84 890 1.3% Car Washes 27 154 1.2% Pet Supplies and Service 4 1,016 1.0% Wholesale Clubs 4 393 * Office Supplies 19 441 * Financial Services 4 243 * Miscellaneous 9 369 * Vacant 36 2,170 — Total 2,485 54,555 100.0% * Less than 1.0%

NYSE:SRC UNIT PERFORMANCE SINCE INCEPTION 20www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. 45.5% 60.0% 69.2% 97.8% 54.5% 40.0% 30.8% 2.2% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% < 1.00 1.00 - 1.49 1.50 - 1.99 ≥ 2.00 Tenant Renewed Property Became Vacant Possessed % of Reporting Revenue % o f R e p o rtin g R e ve n u e R e n e wa l P ro b ab ili ty

NYSE:SRC STABLE LEASE PROFILE WITH PREDICTABLE REVENUES 21www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. Based on Normalized Rental Revenue, 88% of Leases Provide for Periodic Escalations; and 46% of Leases are Under Master Lease Structures. 100% 100% 100% 100% 100% 99% 99% 96% 98% 99% 99% 98% 99% (10%) (8%) (6%) (4%) (2%) 0% 2% 4% 6% 8% 10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q4-03 Q4-04 Q4-05 Q4-06 Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Q4-13 Q4-14 Q4-15 Historical Occupancy Rates vs. GDP Growth Rate Spirit Occupancy Rate GDP Growth Yo Y G D P G ro w th R ateS R C O cc u p an cy R at e 3.8% 3.3% 3.7% 3.5% 4.3% 5.7% 3.9% 5.5% 3.4% 5.6% 57.3% 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Thereafter Lease Expirations as a Percent of Normalized Rental Revenue Contracual Fixed Increases, 52% Flat, 12% CPI-Related, 36% Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) NOTE: GDP Growth Rate obtained from U.S. Department of Commerce Bureau of Economic Analysis as of March 2016.

NYSE:SRC CAPITAL RECYCLING ENSURES OPTIMAL PERFORMANCE 22www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.  Dispositions since IPO required to build a more diverse, quality real estate portfolio  Portfolio built through three different investment philosophies  We recycled legacy assets that did not fit Spirit Realty Capital’s investment philosophy Acquiring Entity Assets Sold Since IPO Asset Type Lease Strength Industry Diversification Unit Performance Spirit Finance $562.5 Million    Cole Credit Property Trust II $479.3 Million    Spirit Realty Capital $ 54.9 Million (SRC assets sold identified upon portfolio acquisitions)

NYSE:SRC SHOPKO DIVERSIFICATION 23www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.  In 2015, we sold $300.7 million of 34 Shopko assets at 7.3% cap rate  We expect to continue to sell Shopko assets to an 8.0% concentration level in 2016  The Shopko concentration concern has moved off of the front page, but will continue to focus until it is a much smaller portion of our revenue Shopko concentration by % of revenue 14% 10% 9% 8% 5% 0% 2% 4% 6% 8% 10% 12% 14% 16% $0 $20 $40 $60 $80 $100 2014 actual 2015 goal 2015 actual 2016 goal Optimal Diversification $ in millions % of annual rent Top tenant concentration by % revenue 9.1% 5.9% 6.9% 19.4% 21.2% 25.1% 26.5% 36.3% 37.9% SRC NNN O Top tenant Top 5 Tenants Top 10 tenants2 % of annual rent $ in millions % of annual rent

FINANCIAL OVERVIEW NYSE:SRC

NYSE:SRC KEY FOCUS AREAS 25www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. LONG-TERM TARGET IPO (9/30/2012) Fourth Qtr. (12/31/15) Progress Portfolio Quality and Diversification Top 10 Tenancy < 30% 51.7% 26.5% Unit Level Rent Coverage (1) > 2.5X 2.7x 2.9x Tenant Retention ≥ 75% 77% 76% Occupancy ≥ 98% 98% 99% Leverage and Capital Structure Unencumbered Assets as a % of Gross Assets > 60% 3% 38% Adjusted Debt / Annualized Adjusted EBITDA ≤ 6.5x 7.3x 6.9x Adjusted Debt / Enterprise Value < 45% 60% 48% Fixed Charge Coverage Ratio > 2.5x 1.8x 2.9x Diversified Access To Capital Unsecured Debt (2) > 50% <1% 36% (1) Derived from tenants who provide unit level financial reporting, which represents approximately 57% of our rental revenues as of 12/31/15. (2) Total committed and funded unsecured debt as a percent of total committed and funded debt.

NYSE:SRC FINANCIAL STRENGTH 26www.spiritrealty.com  $600 million corporate credit facility undrawn as of 3/11/2016  Targeting annual debt maturities < 15% of total debt  $3.2 billion of unencumbered assets  Adjusted Debt /Annualized Adjusted EBITDA of 6.9x  Strong access to private and public capital markets ̶ Over $6.8 billion of capital markets transactions since IPO  Fixed Charge Coverage of 2.9x  2,629 total properties with gross investments of $8.3 billion (1) Focus Mitigants Financial Strength Supported by:  Market leading, geographically diverse net lease real estate platform  High quality, middle market tenants with lease credit enhancements  Seasoned investment and asset management disciplines support revenue stability Liquidity and Funding Leverage & Capital Structure Cash Flow INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. (1) Includes $104 million of commercial loan receivables secured by 144 properties or other related assets.

NYSE:SRC $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Thereafter Line of Credit CMBS Debt Unsecured Term Loan Master Trust Convertible Notes $400 M $600 M 27 WELL STAGGERED DEBT MATURITY PROFILE (PROFORMA) www.spiritrealty.com NA 6.15% 6.00% 2.73% 3.00% 4.65% 4.55% 5.61% 5.37% 4.73% Target smoothing of debt maturities $ in millions INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures. 5.80% - Excludes $81.5M principal balance outstanding (including $8.2M of capitalized interest) on four CMBS loans in default - Proforma Debt Maturity Profile reflects December 31, 2015 principal balance outstanding of debt, adjusted for an additional $45 million drawn on our Unsecured Term Loan and $44.7 million of CMBS loans retired through March 11, 2016 Notes:

NYSE:SRC KEY TAKE-AWAYS 28 Premier & Nationally Diverse Net Lease Platform Proven Management Team with Significant Net Lease and Real Estate Expertise Disciplined and Proven Investment and Portfolio Management Notably Improved Financial Standing and Well Positioned for Prudent Growth Transformational Opportunity to Lower Cost of Capital and Improve Capital Structure Efficiency www.spiritrealty.com INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Reconciliations of non-GAAP financial measures.

APPENDIX

NYSE:SRC About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where our tenants conduct business activities that are essential to the generation of their sales and profits. Our properties are frequently acquired through strategic sale- leaseback transactions and predominantly leased on a long-term, triple-net basis to high-quality tenants. Founded in 2003, we are an established net-lease REIT with a proven growth strategy and a seasoned management team focused on producing superior risk adjusted returns. As of December 31, 2015, our undepreciated gross real estate investment portfolio was approximately $8.3 billion, representing investments in 2,629 properties, including properties securing mortgage loans made by the Company. Our properties are leased to 438 tenants who represent 28 diverse industries across 49 states. At December 31, 2015, Spirit’s leases had a weighted average remaining term of 10.7 years. In addition, approximately 46% of Spirit’s annual rental revenues were derived from master leases and approximately 88% of Spirit’s single tenant leases provided for periodic rent increases. www.spiritrealty.com 30 APPENDIX – CORPORATE OVERVIEW INVESTOR RELATIONS CONTACT Mary Jensen – Vice President Investor Relations (480) 315-6604 mjensen@spiritrealty.com APPENDIX TO INVESTOR PRESENTATION | MARCH 2016 All data as of 12/31/2015 unless otherwise stated.

NYSE:SRC APPENDIX – REPORTING DEFINITIONS AND EXPLANATIONS 31www.spiritrealty.com Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including merger and finance restructuring costs, default interest on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure. APPENDIX TO INVESTOR PRESENTATION | MARCH 2016

NYSE:SRC APPENDIX – REPORTING DEFINITIONS AND EXPLANATIONS 32www.spiritrealty.com Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Annualized Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Rent on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non- reimbursable property costs are deducted from the Annualized Rent prior to computing the disposition Capitalization Rate. Convertible Notes are those $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect special purpose entity subsidiaries of the Company are the borrower. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. APPENDIX TO INVESTOR PRESENTATION | MARCH 2016

NYSE:SRC APPENDIX – REPORTING DEFINITIONS AND EXPLANATIONS 33www.spiritrealty.com APPENDIX TO INVESTOR PRESENTATION | MARCH 2016 Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other equity REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other equity REITs. Annualized Cash Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non- reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly- owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are those $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

NYSE:SRC APPENDIX – REPORTING DEFINITIONS AND EXPLANATIONS 34www.spiritrealty.com APPENDIX TO INVESTOR PRESENTATION | MARCH 2016 Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (assumes a prevailing 1.5% annual increase) by the initial lease term, expressed as a percentage of the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized fixed charges is calculated by multiplying fixed charges for the quarter by four. GAAP - Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and contingent rent) by the Gross Investment in the related properties. Initial cash yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Net Book Value represents the Real Estate Investment value net of accumulated depreciation.

NYSE:SRC APPENDIX – REPORTING DEFINITIONS AND EXPLANATIONS 35www.spiritrealty.com APPENDIX TO INVESTOR PRESENTATION | MARCH 2016 Normalized Revenue represents current period quarterly GAAP total revenues as reported in the Consolidated Statement of Operations, adjusted to exclude total revenues contributed from properties sold during that period. We use Normalized Revenue to calculate tenant concentration percentages. A tenant concentration percentage is computed by dividing the current period quarterly GAAP total revenues contributed by a respective tenant’s owned properties at the end of the period by Normalized Revenue. Normalized Rental Revenue represents monthly GAAP rentals and earned income from direct financing leases from our owned properties recognized during the final month of the reporting period, adjusted to exclude GAAP rentals and earned income from direct financing leases contributed from properties sold during that period. We use Normalized Rental Revenue when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Occupancy is calculated by dividing the number of occupied, owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Owned Properties refers to properties owned in fee or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facilities include (a) the $600 million unsecured credit facility which matures on March 31, 2019 (“2015 Credit Facility”), and (b) a $40 million secured revolving line of credit which expires on March 31, 2016 (“Line of Credit”). The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility. The ability to borrow under these Revolving Credit Facilities is subject to the ongoing compliance with customary financial covenants. Term Loan is the $370 million unsecured term loan facility with an initial maturity date of November 2, 2018. The ability to borrow under the Term Loan is subject to the ongoing compliance with customary financial covenants. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

APPENDIX – NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA

	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Revolving Credit Facilities, net	$185,022	$20,000	$75,000	$—
Term Loan, net	—	—	—	322,902
Mortgage and notes payable, net	3,456,609	3,291,679	3,242,922	3,079,787
Convertible Notes, net	681,109	684,066	687,062	690,098
Total Debt, net	**4,322,740**	**3,995,745**	**4,004,984**	**4,092,787**
Add / (less):				
Preferred stock	—	—	—	—
Unamortized debt (premium) discount, net	54,574	54,247	54,181	52,203
Unamortized deferred financing costs	44,995	42,870	41,183	41,577
Cash and cash equivalents	(108,134)	(39,674)	(28,210)	(21,790)
Cash reserves on deposit with lenders as additional security classified as other assets	(45,010)	(23,716)	(24,578)	(24,660)
Total Adjustments	**(53,575)**	**33,727**	**42,576**	**47,330**
Adjusted Debt	**$4,269,165**	**$4,029,472**	**$4,047,560**	**$4,140,117**
Net income attributable to common stockholders	**$25,324**	**$60,891**	**$17,167**	**$11,348**
Add / (less):				
Interest	57,914	56,167	54,673	54,147
Depreciation and amortization	66,296	64,671	64,493	65,173
Income tax expense (benefit)	362	161	184	(106)
Total Adjustments	124,572	120,999	119,350	119,214
EBITDA	**149,896**	**181,890**	**136,517**	**130,562**
Add / (less):				
Real estate acquisition costs	1,093	453	576	617
Impairments on real estate assets	1,555	33,775	20,434	13,506
Restructuring charges	—	—	100	6,956
Realized gains on sales of real estate assets	(11,338)	(63,278)	(7,962)	(6,993)
Losses (gains) on debt extinguishment	1,230	(3,377)	(342)	5,651
Total Adjustments	(7,460)	(32,427)	12,806	19,737
Adjusted EBITDA	**142,436**	**149,463**	**149,323**	**150,299**
Annualized Adjusted EBITDA	**$569,744**	**$597,852**	**$597,292**	**$601,196**
Adjusted Debt / Annualized Adjusted EBITDA	**7.5x**	**6.7x**	**6.8x**	**6.9x**
Enterprise Value	**$9,368,460**	**$8,322,618**	**$8,106,635**	**$8,591,813**
Adjusted Debt / Enterprise Value	**45.6%**	**48.4%**	**49.9%**	**48.2%**

Fixed Charge Coverage Ratio (FCCR)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Annualized Adjusted EBITDA	$569,744	$597,852	$597,292	$601,196
Interest Expense	57,914	56,167	54,673	54,147
Less: Non-cash interest	(2,576)	(2,590)	(2,478)	(2,723)
Fixed charges	$55,338	$53,577	$52,195	$51,424
Annualized Fixed Charges	$221,352	$214,308	$208,780	$205,696
Fixed Charge Coverage Ratio	**2.6x**	**2.8x**	**2.9x**	**2.9x**

Unencumbered Assets to Unsecured Debt

	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Unsecured Debt:				
Credit Facilities	$170,000	$20,000	$75,000	$—
Term Loan	—	—	—	325,000
Convertible Notes	747,500	747,500	747,500	747,500
Other Unsecured Note	1,269	1,232	—	—
Total Unsecured Debt	**$918,769**	**$768,732**	**$822,500**	**$1,072,500**
Unencumbered Assets	**$2,527,449**	**$2,838,515**	**$2,970,913**	**$3,172,841**
Unencumbered Assets / Unsecured Debt	**2.8x**	**3.7x**	**3.6x**	**3.0x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. **Reconciliations** to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

www.spiritrealty.com APPENDIX TO INVESTOR PRESENTATION | MARCH 2016 36